Exhibit 99.1

Press Release	contacts:	Alfred G. Merriweather Chief Financial Officer Tel: 650 624 4576 amerriweather@ monogrambio.com	Jeremiah Hall Feinstein Kean Healthcare Tel: 415 677 2700 jeremiah.hall@ fkhealth.com

Monogram Announces 2008 First Quarter Financial Results

57% Revenue Growth; New VeraTag Assays Available for Clinical Development

— Conference call today at 4:30 p.m. ET —

SOUTH SAN FRANCISCO, Calif., May 1, 2008 – Monogram Biosciences, Inc. (Nasdaq: MGRM) today reported financial results for the quarter ended March 31, 2008.

The Company had revenue of $14.8 million for the first quarter of 2008, 57% higher than $9.4 million in the first quarter of 2007. This growth in revenue was driven primarily by revenue from Trofile™, Monogram’s proprietary tropism assay. Trofile is the only clinically validated assay for selecting the appropriate HIV patients to be treated with Selzentry™, Pfizer’s CCR5 antagonist. For U.S. patients, Monogram has performed over 6,000 Trofile tests to date, of which approximately 2,700 tests were performed in the quarter ended March 31, 2008. Reflecting the portion of these tests for which reimbursement has been established, revenue from Trofile in the quarter ended March 31, 2008 was $3.8 million.

“Revenues were again at a record level in the first quarter,” said Alfred Merriweather, Monogram’s chief financial officer. “Gross margin on product revenues was 55 percent in the quarter ended March 31, 2008, continuing the advance seen since the initiation of sales of Trofile.”

The Company had approximately $26.8 million in cash resources (comprised of cash, cash equivalents and short-term investments) at March 31, 2008.

Monogram’s Trofile Assay and Pfizer’s Selzentry

“The recent establishment of coverage for Trofile by the New York Medicaid program was an important benchmark for the commercialization of Trofile and Selzentry,” said William Young, Monogram’s chief executive officer. “Coverage is now established not only with Medicare and several other federal agencies, but with the Medicaid and ADAP programs in states accounting for over 80% of the HIV/AIDS patients in the U.S. Many private payers, including Blue Cross, Blue Shield, Aetna, Cigna and United Healthcare are processing claims for Trofile and we are working with these payers to establish appropriate reimbursement levels.”

Monogram plans to introduce its enhanced tropism assay, which sets an even higher standard of sensitivity for CCR5 positive patients, in the second quarter of 2008 and this will be capable of identifying X4 virus present at a level as low as 0.3% of the total viral population. Data on the clinical validation of the new assay format will be presented at the Drug Resistance Workshop in Sitges, Spain in mid-June 2008.

Outside of the U.S., where Pfizer is taking the lead in commercializing Trofile, the test is now available in 15 countries. Monogram expects that access to Trofile will be established in countries representing over 95% of the European market potential by the end of June and in approximately 30 countries worldwide by the end of the year.

HERmarkTM Breast Cancer Assay

Additionally, Monogram continues to make progress on its HERmark proprietary diagnostic that accurately quantifies HER2 expression and dimerization in patients with breast cancer.

“We now have had the opportunity to assess HERmark in almost 2,000 breast cancer tissue samples in both the metastatic and adjuvant settings,” commented Young. “From these studies, we believe we have amassed a substantial body of data in support of HERmark as a superior and substantially more sensitive tool for measuring HER2 protein than conventional IHC and FISH technologies, in addition to providing unique measurements of the HER2:HER2 homodimer.” Less than 50% of metastatic breast cancer patients selected for treatment with Herceptin by currently available IHC and FISH tests actually respond. There is growing concern among clinicians that these tests may not be adequate and may miss patients who can benefit from Herceptin. “This is the information deficiency that we aim to address with HERmark,” added Young.

Clinical studies in metastatic and adjuvant samples are continuing. Clinical data from a metastatic cohort of patients will be the subject of an oral presentation at the upcoming ASCO meeting. This third cohort of metastatic breast cancer patients confirmed prior observations that HERmark is capable of identifying subpopulations of Herceptin-treated metastatic breast cancer patients with different clinical outcomes based on the measured levels of HER2 expression and homodimers. Studies of HERmark in two separate cohorts of patients treated with Herceptin in the adjuvant setting are under way. These adjuvant studies involve up to 2,600 patients.

VeraTagTM Oncology Platform

Monogram separately announced today that two additional assays are now available for supporting clinical development by biopharmaceutical companies. These are the HER1 and HER3 Quantitative Protein Assays and provide measurements of HER1 and HER3 protein that are highly quantitative and more than five times as sensitive as routinely performed IHC testing.

These new assays join the HERmark Assay in Monogram’s portfolio of products available for use by biopharmaceutical companies in clinical development programs. “There are over 25 compounds in clinical development that target receptors or receptor dimers in the HER family,” commented Young. “This expanded range of assays is available to biopharmaceutical companies to conduct more targeted clinical studies for drugs in their pipeline.”

While the HERmark Breast Cancer Assay, which measures the expression of the HER2 protein and the HER2:HER2 homodimer, is the first product to be developed based on Monogram’s proprietary VeraTag technology, Monogram has a growing portfolio of VeraTag assays that measure proteins, protein complexes and post-translational modifications such as phosphorylation, in FFPE tumor samples.

In addition to the HER1, HER2 and HER3 assays and the HER2:HER2 homodimer assay, Monogram has assays in advanced development for the measurement of heterodimers of HER1 and HER2 (HER1:HER2), for the measurement of heterodimers of HER2 and HER3 (HER2:HER3), and for the measurement of a truncated form of HER2, known as p95. These activated proteins are believed to mediate resistance to Herceptin® in patients with breast cancer and are targets of other cancer drugs in development. This extended range of assays will expand the clinical reach of Monogram’s assays to lung, colorectal and other cancers. Understanding these protein markers is expected to inform the rational design of combination therapies, such as those for patients with resistance to Herceptin.

GAAP and Non-GAAP Proforma Results

Net Loss and Net Loss Per Share is shown below in accordance with GAAP and also on a Non-GAAP Proforma Basis. The Company is reporting Non-GAAP Proforma results which exclude certain items to provide a clearer view of ongoing results without the impact of non-cash valuation adjustments related to our convertible debt. A reconciliation of these Non-GAAP Proforma results to GAAP results is included with the Statement of Operations data attached to this release.

	Three Months Ended March 31,
	2008	2007
Net Loss ($ Millions)
GAAP Net Loss	$(1.7)	$(11.6)
Non-GAAP Proforma Net Loss	$(6.5)	(9.7)
Net Loss Per Share ($)
GAAP Net Loss Per Share	$(0.01)	$(0.09)
Non-GAAP Proforma Net Loss Per Share	$(0.05)	$(0.07)

Non-cash “mark-to-market” adjustments to the 3% Senior Secured Convertible Note and the 0% Convertible Senior Unsecured Debt that were reflected in non-operating income and expense for the periods ended March 31, 2008 and 2007 are excluded from proforma net loss. A favorable adjustment of $4.7 million and an unfavorable adjustment of $4.1 million were recorded in the three months ending March 31, 2008 and 2007, respectively. In addition, a favorable adjustment of $2.2 million was recorded at January 1, 2007 for the cumulative effect of the change in accounting principle at that date. Such adjustments could be significant and unpredictable in future quarters depending on several factors, including the level of the Company’s common stock price.

Stock-based compensation in accordance with SFAS123(R) is recorded as expense for purposes of both GAAP and our Non-GAAP Proforma results. Such costs were $1.0 million in the first quarter of 2008, compared to $1.2 million in the prior year’s first quarter.

Capital Structure

At March 31, 2008, a total of 134.2 million shares of common stock were outstanding. Stock options and warrants were outstanding on 24.2 million shares and 27,000 shares of common stock, respectively. The principal amount of Pfizer’s $25 million convertible note, issued in May 2006, is convertible into approximately 9.2 million shares of common stock. The $30 million principal amount of our 0% Convertible Senior Unsecured Notes, issued in January 2007, is convertible into approximately 11.9 million shares of common stock.

Conference Call Details

Monogram will host a conference call today at 4:30 p.m. Eastern Time. To participate in the live teleconference please call (877) 545-1402, or (719) 325-4903 for international callers, fifteen minutes before the conference begins. Live audio of the call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and archived audio of the conference call will be available by following the appropriate links at www.monogrambio.com and clicking on the Investor Relations link. Following the live broadcast, a replay of the call will also be available at (888) 203-1112, or (719) 457-0820 for international callers. The replay passcode is 4170582.

The information provided on the teleconference is only accurate at the time of the conference call, and Monogram assumes no obligation to provide updated information except as required by law.

About Monogram

Monogram is advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved anti-viral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.monogrambio.com.

Forward Looking Statements

Certain statements in this press release are forward-looking. These forward-looking statements include references to the demand for our Trofile Assay, the outlook for Selzentry and our Trofile Assay, reimbursement that may be available for Trofile, guidelines regarding the use of co-receptor tropism tests, the anticipated availability of Trofile internationally, the ability of VeraTag technology, including HERmark, to significantly improve the information available to physicians, results of studies intended to demonstrate clinical utility of our VeraTag technology and HERmark products and anticipated clinical and laboratory validation of these products in a CLIA setting and activities expected to occur in connection with the Pfizer collaboration. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that physicians may not use a molecular diagnostic for patient selection for maraviroc or other HIV drugs; risks related to the implementation of the collaboration with Pfizer; risks related to our ability to recognize revenue from activities under the collaboration with Pfizer; risks and uncertainties relating to the performance of our products; the growth in revenues; the size, timing and success or failure of any clinical trials for CCR5 inhibitors, entry inhibitors or integrase inhibitors; the risk that our Trofile Assay may not be utilized for patient use with maraviroc and other CCR5 inhibitors; the risk that our VeraTag assays may not predict response to particular therapeutic agents; the risk that we may not be able to obtain additional cohorts of patient samples for additional VeraTag studies, our ability to successfully conduct clinical studies and the results obtained from those studies; whether larger confirmatory clinical studies will confirm the results of initial studies; our ability to establish reliable, high-volume operations at commercially reasonable costs; expected reliance on a few customers for the majority of our revenues; the annual renewal of certain customer agreements; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the levels of demand for our products; the impact of competition; the timing and ultimate size of pharmaceutical company clinical trials; whether payers will authorize reimbursement for our products and services and the amount of such reimbursement that may be allowed; whether the FDA or any other agency will decide to further regulate our products or services, including Trofile; whether the draft guidance on Multivariate Index Assays issued by FDA will be subsequently determined to apply to our current or planned products; whether we will encounter problems or delays in automating our processes; the ultimate validity and enforceability of our patent applications and patents; the possible infringement of the intellectual property of others; whether licenses to third party technology will be available; whether we are able to build brand loyalty and expand revenues; restrictions on the conduct of our business imposed by the Pfizer, Merrill Lynch and other debt agreements; the impact of additional dilution if our convertible debt is converted to equity; and whether we will be able to raise sufficient capital in the future, if required. For a discussion of other factors that may cause actual events to differ from those projected, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

PhenoSense, PhenoSenseGT, Trofile, HERmark and VeraTag are trademarks of Monogram Biosciences, Inc. Herceptin is a registered trademark of Genentech, Inc. Selzentry is a trademark and Celsentri is a registered trademark of Pfizer Inc.

~financials to follow~

MONOGRAM BIOSCIENCES, INC.

SELECTED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Product revenue	$14,007	$9,099
Contract revenue	820	318
License revenue	10	—

Total revenue	14,837	9,417
Operating costs and expenses:
Cost of product revenue	6,364	5,705
Research and development	6,024	5,331
Sales and marketing	4,352	3,943
General and administrative	4,566	4,228

Total operating costs and expenses	21,306	19,207

Operating loss	(6,469)	(9,790)
Convertible debt valuation adjustment and interest income/(expense), net	4,742	(4,010)

Net loss before cumulative effect of change in accounting principle	(1,727)	(13,800)
Cumulative effect of change in accounting principle	—	2,242

Net loss after cumulative effect of change in accounting principle	$(1,727)	$(11,558)

Basic and diluted net loss per common share before cumulative effect of change in accounting principle	$(0.01)	$(0.11)
Cumulative effect per share of change in accounting principle	$—	$0.02

Basic and diluted net loss per common share after cumulative effect of change in accounting principle	$(0.01)	$(0.09)

Weighted-average shares used in computing basic net loss per common share	134,192	131,582

Reconciliation of Non-GAAP Proforma Results to GAAP
Net loss after cumulative effect of change in accounting principle	$(1,727)	$(11,558)
Adjustments for certain non-cash items:
Cumulative effect of change in accounting principle	—	(2,242)
Convertible debt valuation adjustment and interest income/(expense), net	(4,736)	4,055

Non-GAAP Proforma net loss	(6,463)	(9,745)

Non-GAAP Proforma net loss per common share, basic	$(0.05)	$(0.07)

Management believes that this non-GAAP proforma financial data supplements the Company’s GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the Company’s operations, financial performance and the comparability of the Company’s operating results from period to period as they exclude the effects of revaluation of the Company’s convertible debt that management believes are not indicative of the Company’s ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Above, management has provided a reconciliation of the non-GAAP proforma financial information with the comparable financial information reported in accordance with GAAP.

MONOGRAM BIOSCIENCES, INC.

SELECTED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	March 31, 2008	December 31, 2007(1)
ASSETS
Current assets:
Cash and cash equivalents	$20,862	$18,762
Short-term investments	5,956	11,828
Accounts receivable, net	13,818	9,100
Prepaid expenses	1,079	1,279
Inventory	1,571	1,250
Other current assets	1,458	917

Total current assets	44,744	43,136
Property and equipment, net	7,714	7,665
Goodwill	9,927	9,927
Deferred costs	9,903	7,906
Other assets	163	677

Total assets	$72,451	$69,311

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,390	$2,116
Accrued compensation	3,783	3,324
Accrued liabilities	4,088	3,818
Current portion of restructuring costs	610	610
Deferred revenue, current portion	401	605
Current portion of loans payable and capital lease obligations	10,197	4,469
Contingent value rights	2,131	2,119

Total current liabilities	23,600	17,061
Long-term 3% convertible promissory note	19,619	20,786
Long-term 0% convertible promissory note	14,943	18,511
Long-term portion of restructuring costs	145	289
Long-term deferred revenue	15,483	13,622
Other long-term liabilities	416	282

Total liabilities	74,206	70,551

Stockholders’ deficit:
Common stock	134	134
Additional paid-in capital	287,365	286,196
Accumulated other comprehensive income/(loss)	12	(31)
Accumulated deficit	(289,266)	(287,539)

Total stockholders’ deficit	(1,755)	(1,240)

Total liabilities and stockholders’ deficit	$72,451	$69,311

(1)	The balance sheet data at December 31, 2007 is derived from audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.